AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE WESTERN UNION COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4531180
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

THE WESTERN UNION COMPANY

12500 East Belford Avenue

Englewood, Colorado 80112

Telephone: (303) 967-6756

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

None

THE WESTERN UNION COMPANY

INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED BY REFERENCE INTO FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item  1. Business.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “The Spin-Off,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” “Our Relationship with First Data After the Spin-Off,” “Where You Can Find More Information” and “Index to Combined Financial Statements and Schedule” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item  1A. Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the information statement. That section is incorporated herein by reference.

Item  2. Financial Information.

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements and Schedule” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item  3. Properties.

The information required by this item is contained under the section “Our Business” of the information statement. That section is incorporated herein by reference.

Item  4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section “Ownership of Our Stock” of the information statement. That section is incorporated herein by reference.

Item  5. Directors and Executive Officers.

The information required by this item is contained under the sections “Our Management” and “Executive Compensation” of the information statement. Those sections are incorporated herein by reference.

Item  6. Executive Compensation.

The information required by this item is contained under the section “Executive Compensation” of the information statement. That section is incorporated herein by reference.

Item  7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections “Financing,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Relationship with First Data After the Spin-Off” and “Certain Relationships and Related Transactions” of the information statement. Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section “Our Business—Legal Proceedings” of the information statement. That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Summary,” “The Spin-Off,” “Dividend Policy” and “Description of Our Capital Stock” of the information statement. Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

On May 31, 2006 the registrant issued 100 shares of its common stock, par value $0.01 per share, to First Data Corporation for an aggregate consideration of $1.00 paid to the registrant by First Data Corporation. That issuance was not registered under the Securities Act of 1933, as amended, in reliance on the exemption provided by Section 4(2) of such Act.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections “Description of Our Capital Stock” and “Certain Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and By-Laws” of the information statement. Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section “Limitation of Liability and Indemnification of Our Directors and Officers” of the information statement. That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections “Summary,” “Unaudited Pro Forma Combined Financial Statements,” “Selected Historical Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements and Schedule” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section “Index to Combined Financial Statements and Schedule” of the information statement. That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number		Exhibit Description

2.1	*	Form of Separation and Distribution Agreement

3.1	*	Form of Amended and Restated Certificate of Incorporation of The Western Union Company

3.2	*	Form of Amended and Restated By-laws of The Western Union Company

4.1	*	Specimen Common Stock Certificate

10.1	*	Form of Tax Allocation Agreement

10.2	*	Form of Employee Matters Agreement

10.3	*	Form of Transition Services Agreement

10.4	*	Form of Patent Ownership Agreement

10.5	*	Form of Retail Money Order Issuance and Management Services Agreement

10.6	*	Form of 2006 Western Union Company Long-Term Incentive Plan

10.7	*	Form of The Western Union Company Executive Severance Plan

10.8	*	Form of The Western Union Deferred Compensation Plan

10.9	*	Form of Western Union Supplemental Retirement Plan

10.10	*	Form of 2006 Non-Employee Director’s Equity Plan

10.11	*	Form of Director Indemnification Agreement

10.12	*	Employment Agreement, dated as of January 30, 2004, between Western Union Hong Kong Limited and Ian Marsh

21.1	*	Subsidiaries of The Western Union Company

99.1		Preliminary Information Statement of The Western Union Company dated June 7, 2006

*		To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE WESTERN UNION COMPANY

Date: June 7, 2006	By:	/s/ CHRISTINA A. GOLD
	Name:	Christina A. Gold
	Title:	President

INDEX TO EXHIBITS

Exhibit Number		Exhibit Description

2.1	*	Form of Separation and Distribution Agreement

3.1	*	Form of Amended and Restated Certificate of Incorporation of The Western Union Company

3.2	*	Form of Amended and Restated By-laws of The Western Union Company

4.1	*	Specimen Common Stock Certificate

10.1	*	Form of Tax Allocation Agreement

10.2	*	Form of Employee Matters Agreement

10.3	*	Form of Transition Services Agreement

10.4	*	Form of Patent Ownership Agreement

10.5	*	Form of Retail Money Order Issuance and Management Services Agreement

10.6	*	Form of 2006 Western Union Company Long-Term Incentive Plan

10.7	*	Form of The Western Union Company Executive Severance Plan

10.8	*	Form of The Western Union Deferred Compensation Plan

10.9	*	Form of Western Union Supplemental Retirement Plan

10.10	*	Form of 2006 Non-Employee Director’s Equity Plan

10.11	*	Form of Director Indemnification Agreement

10.12	*	Employment Agreement, dated as of January 30, 2004, between Western Union Hong Kong Limited and Ian Marsh

21.1	*	Subsidiaries of The Western Union Company

99.1		Preliminary Information Statement of The Western Union Company dated June 7, 2006

*		To be filed by amendment.